UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

 (AMENDMENT NO.  1)

Information Statement

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

FORTUNE VALLEY TREASURES, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Common stock, $0.001 par value

(2) Aggregate number of securities to which transaction applies: 75,000,000

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FORTUNE VALLEY TREASUES, INC

19F, Lianhe Tower, 1069 Nanhai Ave, Nanshan District,

Shenzhen, 518000, China

Tel: (86) 75586961406

May 24, 2017

Dear Stockholder:

We are furnishing the enclosed information statement to you in connection with a proposal to amend our Articles of Incorporation and increase our authorized capital from 75,000,000 shares of common stock, par value $0.001, to 2,000,000,000 shares of common stock, par value $0.001.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board of Directors reviewed and unanimously approved an amendment to our Articles of Incorporation to increase in our authorized capital by consent resolutions dated April 20, 2017. The holders of a majority of our issued and outstanding stock also approved the amendment to our Articles of Incorporation to increase our authorized capital through their written consent dated April 20, 2017. However, pursuant to applicable securities laws the amendment to our Articles of Incorporation and the increase in our authorized capital will not be affected until at least 20 days after this information statement has been provided to our stockholders who did not previously consent to the increase in our authorized capital.

By Order of the Board of Directors:

/s/ Lin Yumin
Lin Yumin
President, Secretary, Treasurer, Director

INFORMATION STATEMENT

Introduction

The holders of a majority of our issued and outstanding stock on a fully-converted basis have taken an action by written consent without a meeting, pursuant to the Chapter 78 of the Nevada Revised Statutes, to Our Board of Directors reviewed and unanimously approved an amendment to our Articles of Incorporation to increase in our authorized capital by consent resolutions dated April 20, 2017. The holders of a majority of our issued and outstanding stock also approved the amendment to our Articles of Incorporation to increase our authorized capital through their written consent dated April 20, 2017. The purpose of the amendment to our Articles of Incorporation is to reorganize our capital structure, which management believes will better position us to attract financing. There will be no change to the issued and outstanding common shares as a result of the increase in our authorized capital.

This information statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to our stockholders pursuant to Rule 14c-2 under the Exchange Act.

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WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are a fully reporting Exchange Act company incorporated under the laws of the State of Nevada. Our common stock is currently quoted on the OTC Bulletin Board and OTCQB under the trading symbol FVTI. Information about us can be found in our most recent quarterly report on Form 10-Q for the period ended December 31, 2016 and our annual report on Form 10-K for the fiscal year ended March 31, 2016, both filed with the Securities and Exchange Commission (the “SEC”). Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov, as well as by other means from the offices of the SEC.

We will incur all costs associated with preparing, printing and mailing this information statement.

Item 1. Information Required by Items of Schedule 14A

Date, Time and Place Information

There will not be a meeting of our stockholders to approve the amendment to our Articles of Incorporation and the increase in our authorized capital and we are not required to hold a meeting under the Bylaws of the Corporation and Chapter 78 of the Nevada Revised Statutes, when a corporate action has been approved by the written consent of holders of a majority of our stock entitled to vote on the matter. There will be no change to the issued and outstanding common shares as a result of the increase in our authorized capital.

Dissenters’ Right of Appraisal

Under Chapter 78 of the Nevada Revised Statutes, our stockholders do not have dissenters’ rights in connection with the amendment to our Articles of Incorporation and the increase in our authorized capital.

Voting Securities and Principal Holders Thereof

The record date for the determination of stockholders entitled to consent to the amendment to our Articles of Incorporation and the increase in our authorized capital was April 10, 2017 (the “Record Date”). As of that date, we had 7,750,000 issued and outstanding shares of common stock, par value $0.001. Each share of our common stock entitles the holder thereof to one vote on each matter that may come before a meeting or vote of our stockholders.

The amendment to our Articles of Incorporation and increase in our authorized capital was approved by the holders of a majority of our stock entitled to vote on the Record Date. The vote required to approve the amendment to our Articles of Incorporation and the increase in our authorized capital was 50% of the shares entitled to vote plus one vote, a simple majority. The actual affirmative vote was 51.61% of the issued shares.

Under applicable securities laws, we are not permitted to effect the amendment to our Articles of Incorporation and increase our authorized capital until at least 20 days after we distribute a definitive information statement to our stockholders who have not previously consented to the corporate action.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our common stock beneficially owned as of the Records Date for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days of the date of this information statement. For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date hereof is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

IDENTITY OF PERSON OR GROUP	CLASS	TOTAL SHARES OWNED	PERCENT OF SHARES OWNED
Lin Yumin President, Secretary, Treasurer, Director	Common Stock	0	0%
Xinlong Shen Director	Common Stock	1,090,000 Direct	14.06%
Directors and Executive Officers as a Group (2 persons)	Common Stock	1,090,000	14.06%

(1)	The persons named above known to be a beneficial owner of 5% or more of the Company’s stock may be deemed to be a “parent” and “promoter” of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

Shareholders In Support of the Amendment to our Articles of Incorporation

The following table sets forth the names and percentage ownership of the shareholders in support of the Amendment to our Articles of Incorporation and the increase in our authorized capital from 75,000,000 common shares to 2,000,000,000 common shares.

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Shareholder Name	Total Shares	Percent of Issued
Shen Xin Long	1,090,000	14.06%
He Run Hua	350,000	4.51%
Liu Yuan Qing	340,000	4.39%
Fan Ye Hua	320,000	4.13%
Pan Hong Zhi	320,000	4.13%
Guo Xiao Hua	320,000	4.13%
Chen Xing Xiang	320,000	4.13%
Qiu Dai Nu	320,000	4.13%
Yue Qing	310,000	4.00%
Zhou Xiu Lan	310,000	4.00%
Total	4,000,000	51.61%
Based on 7,750,000 issued voting shares as of April 20, 2017

Amendment of Charter, Bylaws or Other Documents

We will affect and Amendment to our Articles of Incorporation and increase our authorized capital from 75,000,000 common shares with a par value of $0.001 to 2,000,000,000 common shares with a par value of $0.001. There will be no change to the issued and outstanding common shares as a result of the increase in our authorized capital.

Item 2. Statement that Proxies are not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or in Opposition to Matters to be Acted Upon

Our current officers and directors have an interest in the Amendment to our Articles of Incorporation and increase our authorized capital as a result of their ownership of shares of our issued and outstanding common stock. However, we do not believe that they have any interest that differs from or is greater than that of our other stockholders.

Item 4. Proposals by Security Holders

None.

Item 5. Delivery of Documents to Security Holders

We undertake to deliver promptly upon written or oral request a separate copy of this information statement to any stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of this information statement or any future information statement by writing to us at Suite 2408, Dongfang Science and Technology Mansion, Nanshan District, Shenzhen, China 518000)

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Stockholders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

Item 6. Anti-Takeover Effects of the Proposed Amendment

Release No. 34-15230 of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these, together with other anti-takeover provisions in our charter documents and provided by Nevada law, could potentially limit the opportunity for the Company’s stockholders to dispose of their stock at a premium.

This proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company

By Order of the Board of Directors:

By:	/s/ Lin Yumin
Lin Yumin
President, Secretary, Treasurer, Director

Dated: May 24, 2017

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